EXHIBIT 10.2

Form of Amended and Restated
Shareholders’ Agreement
by and among
TPG BK Holdco LLC
GS Capital Partners 2000, L.P.
GS Capital Partners 2000 Offshore, L.P.
GS Capital Partners 2000 GmbH& Co. Beteiligungs KG
GS Capital Partners 2000 Employee Fund, L.P.
Stone Street Fund 2000, L.P.
Bridge Street Special Opportunities Fund 2000, L.P.
Goldman Sachs Direct Investment Fund 2000, L.P.
GS Private Equity Partners 2000, L.P.
GS Private Equity Partners 2000 Offshore Holdings, L.P.
GS Private Equity Partners 2000 — Direct Investment Fund, L.P.
Bain Capital Integral Investors, LLC
Bain Capital VII Coinvestment Fund, LLC
BCIP TCV, LLC
Burger King Holdings, Inc.
and
Burger King Corporation
dated as of [                    ], 2006

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* * *

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     THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of [ ], 2006, is made by and among TPG, Goldman and Bain (each as defined herein) (collectively, the “Shareholders”), Burger King Holdings, Inc., a Delaware corporation (the “Company”) and Burger King Corporation, a Florida corporation (“Burger King”).
RECITALS
     WHEREAS, the Company beneficially owns one hundred percent (100%) of the issued and outstanding common stock of Burger King;
     WHEREAS, each of the Shareholders, the Company and Burger King are parties to a Shareholders’ Agreement, dated as of June 27, 2003, as amended by a First Amendment, dated as of October 3, 2003, and a Second Amendment, dated as of August 30, 2005 (the “Original Agreement”);
     WHEREAS, the Company is proposing to sell common shares, par value $0.01 per share, to the public in an Initial Public Offering (the “IPO”);
     WHEREAS, immediately after the completion of the Company’s IPO, it is expected that the Shareholders will own approximately 77.1% (74.3% if the underwriters exercise their option to purchase additional shares from the Company) of the issued and outstanding shares of the Company’s common stock (the “Company Shares”); and
     WHEREAS, the Shareholders, the Company and Burger King desire to amend and restate the Original Agreement as set forth herein to provide for the management of the Company and Burger King and to set forth the respective rights and obligations of the Shareholders upon the consummation of the IPO.
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:
          “Adverse Disclosure” means public disclosure of material non-public information which, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, (i) each of Bain Capital Integral Investors, LLC, BCIP TCV, LLC, Bain Coinvest Fund and each member thereof, including Bain Capital Fund VII, LLC, BCIP Associates II, BCIP Associates II-B, BCIP Trust Associates II and BCIP Trust Associates II-B shall be deemed to be Affiliates with respect to each other; (ii) each of GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH& Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Bridge Street Special Opportunities Fund 2000, L.P., Stone Street Fund 2000, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., GS Private Equity Partners 2000, L.P., GS Private Equity Partners 2000 Offshore Holdings, L.P., and GS Private Equity Partners 2000 — Direct Investment Fund, L.P. shall be deemed to be Affiliates with respect to each other; and (iii) each of TPG Partners III, L.P., TPG Parallel III, L.P., TPG Investors III, L.P., FOF Partners III, L.P., FOF Partners III-B, L.P., TPG Dutch Parallel III, C.V. and any other entity controlled by any of David Bonderman, James Coulter and William Price shall be deemed to be Affiliates with respect to each other, in each case solely for purposes of this Agreement.
          “Affiliated Officer” means an officer of the Company affiliated with of TPG, Bain or Goldman.
          “Agreement” has the meaning set forth in the preamble.
          “Articles” means the articles of incorporation and by-laws of the Company.
          “Bain” means, collectively, Bain Coinvest Fund, Bain Capital Integral Investors, LLC and BCIP TCV, LLC and any Affiliates of the foregoing to whom Company Shares are Transferred after the date hereof.
          “Bain Coinvest Fund” means Bain Capital VII Coinvestment Fund, LLC.
          “Board of Directors” means the board of directors of the Company.
          “Breaching Drag-Along Shareholder” has the meaning set forth in Section 4.4(d).
          “Breaching Shareholder” has the meaning set forth in Section 3.1(h).
          “Burger King” has the meaning set forth in the preamble.
          “Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
          “Company” has the meaning set forth in the preamble.
          “Company Shares” has the meaning set forth in the recitals.

          “Company Public Sale” has the meaning set forth in Section 5.3(a).
          “Cure Period” has the meaning set forth in Section 3.1(j).
          “Demand Notice” has the meaning set forth in Section 5.2(e).
          “Demand Period” has the meaning set forth in Section 5.2(d).
          “Demand Registration” has the meaning set forth in Section 5.2(a).
          “Demand Registration Statement” has the meaning set forth in Section 5.2(a).
          “Demand Suspension” has the meaning set forth in Section 5.2(g).
          “De Minimis Transfer” has the meaning set forth in Section 4.1(b).
          “Drag-Along Buyer” has the meaning set forth in Section 4.4(a).
          “Drag-Along Notice” has the meaning set forth in Section 4.4(a).
          “Drag-Along Proxy Holder” has the meaning set forth in Section 4.4(d).
          “Drag-Along Shareholders” has the meaning set forth in Section 4.4(a).
          “Equity Incentive Plans” means the Burger King Holdings, Inc. Equity Incentive Plan and the Burger King Holdings, Inc. 2006 Omnibus Incentive Plan.
          “Escrow Agent” has the meaning set forth in Section 4.4(e).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
          “GAAP” means generally accepted accounting principles in the United States.
          “Goldman” means, collectively, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH& Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Bridge Street Special Opportunities Fund 2000, L.P., Stone Street Fund 2000, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., GS Private Equity Partners 2000, L.P., GS Private Equity Partners 2000 Offshore Holdings, L.P. and GS Private Equity Partners 2000 — Direct Investment Fund, L.P. and any Affiliates of the foregoing to whom Company Shares are Transferred after the date hereof.
          “Holder” means any holder of Registrable Securities who is a party hereto.
          “Initial Post-IPO Share Ownership” means, with respect to TPG, 37,689,385 Company Shares, and with respect to each of Goldman and Bain, 33,501,675 Company Shares, as adjusted pursuant to any stock splits, dividends, recapitalizations or other similar events.

          “IPO” has the meaning set forth in the recitals.
          “Loss” has the meaning set forth in Section 5.9(a).
          “Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.
          “NASD” means the National Association of Securities Dealers, Inc.
          “Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of shareholders’ resolutions and amendments to the Articles, (iii) causing members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.
          “NYSE” means the New York Stock Exchange.
          “Original Agreement” has the meaning set forth in the recitals.
          “Ownership Interest” means the percentage of the outstanding Company Shares owned by a Person on a fully diluted basis.
          “Permitted Transferee” means (i) in the case of any Shareholder that is a partnership or limited liability company, any Affiliate of such Shareholder, (ii) in the case of any Shareholder that is a corporation, any Person that owns a majority of the voting stock of such Shareholder, or any Person that is a direct or indirect wholly-owned subsidiary of such Shareholder, (iii) in the case of any Shareholder that is an individual, any successor by death or divorce, or (iv) in the case of any Shareholder that is a trust whose sole beneficiaries are individuals, such individuals or their spouses or lineal descendants.
          “Person” means an individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

          “Piggyback Registration” has the meaning set forth in Section 5.3(a).
          “Preemption Notice” has the meaning set forth in Section 5.2(f).
          “Proposed Transfer” has the meaning set forth in Section 4.3(a).
          “Proposed Transferee” has the meaning set forth in Section 4.3(a).
          “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.
          “Proxy Holder” has the meaning set forth in Section 3.1(h).
          “Qualifying Shareholder” means each of TPG, Bain and Goldman, so long as such Shareholder beneficially owns at least 2.0% or more of the outstanding Common Shares.
          “Registrable Securities” means any Company Shares and any securities that may be issued or distributed or be issuable in respect of Company Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that (x) any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act without volume limitations or any other restrictions and (y) Company Shares issued pursuant to the Equity Incentive Plans shall not constitute Registrable Securities.
          “Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.
          “Registration Expenses” has the meaning set forth in Section 5.8.
          “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.
          “Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
          “Selling Shareholders” has the meaning set forth in Section 4.4(a).
          “Shareholders” has the meaning set forth in the preamble.
          “Shelf Period” has the meaning set forth in Section 5.1(b).
          “Shelf Registration” means a Registration effected pursuant to Section 5.1.
          “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.
          “Shelf Suspension” has the meaning set forth in Section 5.1(c).
          “Sponsor Director” means any director appointed by TPG, Bain or Goldman.
          “Tagging Shareholder” has the meaning set forth in Section 4.3(a).
          “TPG” means TPG BK Holdco LLC, a Delaware limited liability company and any of its Affiliates to whom Company Shares are Transferred after the date hereof.
          “Transfer” means, with respect to any Company Shares, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Company Shares, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; and “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Shareholder, or direct or indirect parent thereof, all or substantially all of whose assets are Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement.
          “Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

     Section 1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
          (b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.
          (c) The term “including” is not limiting and means “including without limitation.”
          (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
          (e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:
     Section 2.1 Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.
     Section 2.2 Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.
     Section 2.3 Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III
GOVERNANCE
     Section 3.1 Board of Directors.
          (a) The Shareholders and the Company shall take all Necessary Action to cause the Board of Directors to be comprised of no more than fifteen (15) directors, two (2) of whom shall be designated by TPG, two (2) of whom shall be designated by Bain, two (2) of whom shall be designated by Goldman, one (1) of whom shall be the Chief Executive Officer (or equivalent) of Burger King, and the remainder of whom shall be independent directors; provided that:
          (i) if any of TPG, Bain or Goldman ceases to beneficially own 10% or more of the outstanding Common Shares, then such Shareholder shall only be entitled to designate one (1) director for election to the Board of Directors; and provided, further, that if any of TPG, Bain or Goldman ceases to beneficially own 2% or more of the outstanding Common Shares, then such Shareholder shall not be entitled to designate any directors for election to the Board of Directors; and
          (ii) within one year after the Company ceases to qualify as a “controlled company” under NYSE rules, TPG, Bain and Goldman shall cause a sufficient number of their designees to qualify as “independent directors” under NYSE rules to ensure that the Board of Directors complies with applicable NYSE independence rules.
          (b) Except as provided above, each Shareholder shall have the exclusive right to appoint and remove its respective designees to the Board of Directors, as well as the exclusive right to fill vacancies created by reason of death, removal or resignation of such designees, and the Shareholders and the Company shall take all Necessary Action to cause the Board to be so constituted.
          (c) The initial directors designated by TPG pursuant to Section 3.1(a) shall be David Bonderman and Richard W. Boyce. The initial directors designated by Bain pursuant to Section 3.1(a) shall be Andrew B. Balson and Stephen G. Pagliuca. The initial directors designated by Goldman pursuant to Section 3.1(a) shall be Adrian Jones and Sanjeev K. Mehra.
          (d) Decisions of the Board of Directors shall require the approval of a majority of the directors. The Board of Directors shall designate a chairman.
          (e) The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including without limitation travel, lodging and meal expenses. For the avoidance of doubt, Sponsor Directors shall receive compensation for serving on the Board of Directors and on any committees thereof equivalent to the compensation paid to other non-management directors for such service.
          (f) The Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms.

          (g) Solely for purposes of Section 3.1(a), and in order to secure the performance of each Shareholder’s obligations under Section 3.1(a), each Shareholder hereby irrevocably appoints each other Shareholder that qualifies as a Proxy Holder (as defined below) the attorney-in-fact and proxy of such Shareholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Shareholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of Section 3.1(a) (each such Shareholder, a “Breaching Shareholder”). Each Breaching Shareholder shall have five (5) Business Days from the date of a request for such vote or written consent (the “Cure Period”) to cure such failure. If after the Cure Period the Breaching Shareholder has not cured such failure, any Shareholder whose designees to the Board were required to be approved by the Breaching Shareholder pursuant to Section 3.1(a) but were not approved by the Breaching Shareholder, shall have and is hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Shareholder’s Company Shares for the purposes of taking the actions required by Section 3.1(a) (such Shareholder, a “Proxy Holder”), and of removing from office any directors elected to the Board in lieu of the designees of the Proxy Holder who should have been elected pursuant to Section 3.1(a). Each Shareholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Shareholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 3.1(a) with respect to the Company Shares owned by such Shareholder. Notwithstanding the foregoing, the conditional proxy granted by this Section 3.1(h) shall be deemed to be revoked upon the termination of Article III in accordance with its terms.
     Section 3.2 Additional Management Provisions.
          (a) For so long as TPG, Bain and Goldman collectively beneficially own 30% or more of the outstanding Common Shares, (i) each such Shareholder that is entitled to designate any directors for election to the Board of Directors also shall have the right to have at least one (1) of its designated directors on any committee (with the exception of the Audit Committee) of the boards of directors of the Company, to the extent such directors are permitted to serve on such committees under SEC and NYSE rules applicable to the Company, (ii) Sponsor Directors shall constitute the majority of each such committee, and (iii) the Chairman of each such committee shall be a Sponsor Director. In the event that SEC or NYSE rules applicable to the Company limit the number of Sponsor Directors that can serve on any committee (other than the Audit Committee), the parties shall allocate committee membership among Sponsor Directors in as equitable a manner as possible, taking into account the relative level of ownership by such Sponsor in considering committee preferences.
          (b) Each Shareholder agrees and acknowledges that the directors designated by TPG, Bain and Goldman may share confidential, non-public information about the Company and Burger King with TPG, Bain and Goldman, respectively.
          (c) The Shareholders hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that when any Qualifying Shareholder takes any action under this Agreement to give or withhold its consent, or when TPG, Bain and/or Goldman takes any action under this Agreement to give or withhold its consent, such Qualifying

Shareholder and/or TPG, Bain and/or Goldman, as applicable, shall have no duty (fiduciary or other) to consider the interests of the Company or the other Shareholders and may act exclusively in its own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.
ARTICLE IV
TRANSFERS OF SHARES
     Section 4.1 Limitations on Transfer.
          (a) No Shareholder shall be entitled to Transfer its Company Shares at any time if such Transfer would:
          (i) violate the Securities Act, or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Company Shares;
          (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or
          (iii) be a “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code; or
          (b) In addition, for such time as there is more than one Qualifying Shareholder, none of TPG, Bain or Goldman may Transfer any Company Shares if such transfer would result in TPG, Bain or Goldman, as the case may be, individually having transferred in excess of 2% (a “De Minimis Transfer”) of the outstanding Company Shares in any 180-day period except upon the prior written consent of at least one other Qualifying Shareholder.
          (c) In the event of a purported Transfer by a Shareholder of any Company Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.
          (d) Each certificate evidencing the Company Shares shall bear the following restrictive legend, either as an endorsement or on the face thereof:
THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A SHAREHOLDERS’ AGREEMENT, DATED AS OF [           ], 2006 COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDERS’ AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.
          (e) In the event that the restrictive legend set forth in Section 4.1(d) has ceased to be applicable, or upon request by a Shareholder proposing to Transfer Company Shares pursuant to a De Minimis Transfer or any other Transfer approved in accordance with Section 4.1(b), the Company shall provide such Shareholder, or its transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities of like tenor not bearing the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 4.1(d) shall cease and terminate upon the termination of this Article IV).
     Section 4.2 Transfer to Permitted Transferees. Subject to the provisions of Section 4.1(a) and Section 4.6, a Shareholder may Transfer its Company Shares to a Permitted Transferee of such Shareholder; provided that each Permitted Transferee of any Shareholder to which Company Shares are Transferred shall, and such Shareholder shall cause such Permitted Transferee to, Transfer back to such Shareholder (or to another Permitted Transferee of such Shareholder) any Company Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Shareholder.
     Section 4.3 Tag Along Rights.
          (a) In the case of a proposed Transfer by a Shareholder (a “Transferring Shareholder”) of any or all of its Company Shares, other than (i) to the Company, (ii) to a Permitted Transferee, (iii) a De Minimis Transfer or any other Transfer to the public under a Registration Statement or Rule 144 under the Securities Act that is approved pursuant to Section 4.1(b) or (iv) pursuant to or consequent upon the exercise of the drag along rights set forth in Section 4.4 or pursuant to an underwritten offering under Article V (a “Proposed Transfer”), each other Shareholder who exercises its rights under this Section 4.3(a) (a “Tagging Shareholder”) shall have the right to require the Transferring Shareholder to cause the proposed Transferee (a “Proposed Transferee”) to purchase from such Tagging Shareholder up to a number of its Company Shares equal to the product of (A) the total number of Company Shares proposed to be Transferred by the Transferring Shareholder multiplied by (B) a fraction, the numerator of which is the aggregate number of Company Shares owned by such Tagging Shareholder and the denominator of which is the aggregate number of Company Shares owned by all of the Shareholders.
          (b) The Transferring Shareholder shall give notice to each other Shareholder of a Proposed Transfer not later than five (5) Business Days prior to the closing of the Proposed Transfer, setting forth the number of Company Shares proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and, if such consideration consists in part or in whole of property other than cash, the Transferring Shareholder shall provide such information, to the extent reasonably available to the Transferring Shareholder, relating to such non-cash consideration as the other Shareholders may reasonably request in order to evaluate such non-cash consideration), and other terms and conditions of payment offered by the Proposed Transferee. The Transferring Shareholder shall deliver or cause to be delivered to each Tagging Shareholder copies of all transaction documents relating to the Proposed Transfer as the same become available. The tag-along rights provided by this Section 4.3 must be exercised by a Shareholder within three (3) Business Days following receipt of the notice required by the first sentence of this Section 4.3(b), by delivery of a written notice to the Transferring Shareholder indicating its desire to exercise its rights and specifying the number of Company Shares it desires to Transfer.
          (c) Any Transfer of Company Shares by a Tagging Shareholder to a Proposed Transferee pursuant to this Section 4.3 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Transferring Shareholder; provided that in order to be entitled to exercise its tag along right pursuant to this Section 4.3, each Tagging Shareholder must agree to make to the Proposed Transferee representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Transferring Shareholder in connection with the Proposed Transfer (other than any non-competition or similar agreements or covenants that would bind the Tagging Shareholder or its Affiliates), and agree to the same conditions to the Proposed Transfer as the Transferring Shareholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Transferring Shareholder and each Tagging Shareholder severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Tagging Shareholder as to the unencumbered title to its Company Shares and the power, authority and legal right to Transfer such Company Shares, the aggregate amount of the liability of the Tagging Shareholder shall not exceed either (i) such Tagging Shareholder’s pro rata portion of any such liability to be determined in accordance with such Tagging Shareholder’s portion of the total number of Company Shares included in such Transfer or (ii) the proceeds to such Tagging Shareholder in connection with such Transfer. Each Tagging Shareholder shall be responsible for its proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Proposed Transferee or the Company.
     Section 4.4 Drag Along Rights.
          (a) If Shareholders holding, in the aggregate, at least sixty percent (60%) of the Company Shares owned by the Shareholders from time to time (the “Selling Shareholders”) agree to enter into a transaction which would result in the Transfer of at least fifty-one percent (51%) of the aggregate Company Shares (including any Company Shares held by other holders of Company Shares, including any Drag-Along Shareholders) to a non-Affiliate third party (the “Drag-Along Buyer”), the Selling Shareholders may deliver written notice (a “Drag-Along Notice”) to each other Shareholder (the “Drag-Along Shareholders”), stating that such Selling Shareholders wish to exercise their rights under this Section 4.4 with respect to such Transfer, and setting forth the name and address of the Drag-Along Buyer, the number of Company Shares proposed to be Transferred, the proposed amount and form of the consideration, and all other material terms and conditions offered by the Drag-Along Buyer.

          (b) Upon delivery of a Drag-Along Notice, each Drag-Along Shareholder shall be required to Transfer that percentage of its Company Shares equal to the percentage of the Company Shares held by the Selling Shareholders which are being Transferred to the Drag-Along Buyer, upon the same terms and conditions (including, without limitation, as to price, time of payment and form of consideration) as agreed by the Selling Shareholders and the Drag-Along Buyer, and shall make to the Drag-Along Buyer representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Shareholders in connection with the Transfer (other than any non-competition or similar agreements or covenants that would bind the Drag-Along Shareholder or its Affiliates), and shall agree to the same conditions to the Transfer as the Selling Shareholders agree, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by each Selling Shareholder and each Drag-Along Shareholder severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Drag-Along Shareholder as to the unencumbered title to its Company Shares and the power, authority and legal right to Transfer such Company Shares, the aggregate amount of the liability of the Drag-Along Shareholder shall not exceed either (i) such Drag-Along Shareholder’s pro rata portion of any such liability, to be determined in accordance with such Drag-Along Shareholder’s portion of the total number of Company Shares included in such Transfer or (ii) the proceeds to such Drag-Along Shareholder in connection with such Transfer.
          (c) In the event that any such Transfer is structured as a merger, consolidation, or similar business combination, each Drag-Along Shareholder agrees to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction (subject to Section 4.4(b)) and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.
          (d) Solely for purposes of Section 4.4(c)(i) and in order to secure the performance of each Shareholder’s obligations under Section 4.4(c)(i), each Shareholder hereby irrevocably appoints each other Shareholder that qualifies as a Drag-Along Proxy Holder (as defined below) the attorney-in-fact and proxy of such Shareholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Shareholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of Section 4.4(c)(i) (each such Shareholder, a “Breaching Drag-Along Shareholder”) within three (3) days of a request for such vote or written consent. Upon such failure, the Selling Shareholders shall have and are hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag-along Shareholder’s Company Shares for the purposes of taking the actions required by Section 4.4(c)(i) (such Selling Shareholders, a “Drag-Along Proxy Holder”). Each Shareholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Shareholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 4.4(c)(i) with respect to the Company Shares owned by such Shareholder. Notwithstanding the foregoing, the conditional proxy granted by this Section 4.4(d) shall be deemed to be revoked upon the termination of this Article IV in accordance with its terms.

          (e) If any Drag-Along Shareholder fails to deliver to the Drag-Along Buyer the certificate or certificates evidencing Company Shares to be sold pursuant to this Section 4.4, the Selling Shareholders may, at their option, in addition to all other remedies they may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Company Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of $100 million (the “Escrow Agent”), and the Company shall cancel on its books the certificate or certificates representing such Company Shares and thereupon all of such Drag-Along Shareholder’s rights in and to such Company Shares shall terminate. Thereafter, upon delivery to the Company by such Drag-Along Shareholder of the certificate or certificates evidencing such Company Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any stock transfer tax stamps affixed), the Selling Shareholders shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such Drag-Along Shareholder.
     Section 4.5 Rights and Obligations of Transferees.
          (a) Any Transfer of Company Shares to any Person other than a Shareholder, which Transfer is otherwise in compliance herewith, shall be permitted hereunder only if the transferee of such Company Shares agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the transferor’s obligations under this Agreement and become a party to this Agreement for such purpose, and any other agreement or instrument executed and delivered by such transferor in respect of the Company Shares.
          (b) Upon any Transfer of Company Shares to any Person other than a Shareholder, which Transfer is otherwise in compliance herewith, the transferee shall, upon such Transfer, assume all rights held by the transferor at the time of the Transfer with respect to such Company Shares, provided that no Transferee (other than any Affiliate of a Shareholder) shall acquire any of the rights provided in Article III hereof by reason of such Transfer, and provided further that no Transferee (other than any Affiliate of a Shareholder) shall be permitted to acquire any of the rights provided in Section 5.1 or 5.2 hereof unless such Transferee acquires at least 33 1/3% of the Initial Post-IPO Share Ownership of a Shareholder.
          (c) Notwithstanding the foregoing, Sections 4.5(a) and (b) shall not apply to any Transfer to (i) the public under a Registration Statement or Rule 144 under the Securities Act or (ii) any general or limited partner, member or stockholder of any Shareholder.
     Section 4.6 Termination of Transfer Restrictions. The provisions of this Article IV (other than Section 4.4) shall terminate and be of no further force and effect upon the earlier of (i) the fifth anniversary of the IPO or (ii) the date on which the Shareholders cease to hold collectively 25% of their Initial Post-IPO Share Ownership. The provisions of Section 4.4 shall terminate upon the date on which the Shareholders cease to hold collectively the majority of the outstanding Company Shares.

ARTICLE V
REGISTRATION RIGHTS
     Section 5.1 Shelf Registration.
          (a) Filing. Immediately following the first anniversary of the IPO, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by any Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act.
          (b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). Subject to Section 5.1(c), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement (or a replacement Shelf Registration Statement) during the Shelf Period, unless such action or omission is required by applicable law.
          (c) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving at least 10 days’ prior written notice of such action to the holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that, the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any 12-month period unless the Company receives the written advice of its outside counsel to the effect that an additional Shelf Suspension during such period is reasonably necessary to avoid an Adverse Disclosure unrelated to the circumstances underlying the initial Shelf Suspension (and, in any event, no more than three times during any 24-month period), or (ii) for a period exceeding 30 days on any one occasion. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.
          (d) Underwritten Offering. If the Holders of not less than a majority of any Registrable Securities included in any offering pursuant to such Shelf Registration Statement so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose. The Holders of a majority of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company. If the managing underwriter or underwriters of such proposed Underwritten Offering advise the Holders in writing that, in its or their opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such Underwritten Offering shall be allocated pro rata among the Holders that have requested to participate in such Underwritten Offering on the basis of the relative number of Registrable Securities requested to be included therein, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter or underwriters or such Holders.
     Section 5.2 Demand Registration.
          (a) Demand by Holders. Any of TPG, Bain and Goldman may make a written request to the Company for Registration of Registrable Securities held by such Holders and any other Holders of Registrable Securities (i) on or at any time after the 180th day following the IPO and prior the first anniversary of the IPO and (ii) if there is no then-currently effective Shelf Registration Statement on file with the SEC, on or at any time after the first anniversary of the IPO. Any such requested Registration shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof. Within 30 days of a request for a Demand Registration (unless the Registration Statement relating to such Demand Registration would be required to include audited financial statements of the Company that are not currently available, in which case, promptly after such audited financial statements of the Company are prepared and ready to be filed with the SEC), the Company shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under (i) the Securities Act and (ii) the “Blue Sky” laws of such jurisdictions as any Holder of Registrable Securities being registered under such Registration or any underwriter, if any, reasonably requests.
          (b) Limitation on Demand Registrations. Each of TPG, Bain and Goldman shall have the right to request up to two Demand Registrations during the period beginning on the 180th day following the IPO and ending immediately prior to the first anniversary of the IPO and the amount of the expected proceeds of each such Demand Registration shall be no less than $100 million. Subject to Section 5.2(a) and (i), from and after the first anniversary of the IPO, each of TPG, Bain and Goldman shall have the right to request an unlimited number of Demand Registrations.
          (c) Demand Withdrawal. A Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of notices from all Holders to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration (charged against the initiating Holder) for purposes of Section 5.2(b) unless (i) the withdrawing Holders shall have paid or reimbursed the Company for their pro rata portion of all of the reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the Registration of such withdrawn Registrable Securities or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or having been notified that the Registration would require the Company to make an Adverse Disclosure.
          (d) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 60 days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.
          (e) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 5.2(a) (but in no event more than 5 Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders of Registrable Securities, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 5.2(e) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.
          (f) Preemption. If not more than 30 days prior to receipt of any request for a Demand Registration pursuant to Section 5.2(a) the Company shall have (i) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company, (ii) solicited bids for a primary offering of shares of Company Shares, or (iii) otherwise reached an understanding with an underwriter with respect to a primary offering of shares of Company Shares, the Company may preempt the Demand Registration with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Holders making a request for a Demand Registration within five days after the Company has received the request. The period of preemption may be up to 45 days following the date of the Preemption Notice. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Demand Registration pursuant to this Section 5.2(f) more than once during any 12-month period.
          (g) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any 12-month period unless the Company receives the written advice of its outside counsel to the effect that an additional Demand Suspension during such period is reasonably necessary to avoid an Adverse Disclosure unrelated to the circumstances underlying the initial Demand Suspension (and, in any event, no more than three times during any 24-month period), or (ii) for a period exceeding 30 days on any one occasion. In the case of a Demand Suspension, the holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the holders of a majority of the Registrable Securities that are included in such Demand Registration Statement.
          (h) Underwritten Offering. If the Holders of not less than a majority of the Registrable Securities requesting a Demand Registration so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering. The Holders of a majority of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.
          (i) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the holders of a majority of the Registrable Securities included therein), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such Demand Registration shall be allocated pro rata among the Holders that have requested to participate in such Demand Registration on the basis of the relative number of Registrable Securities requested to be included therein, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter or underwriters or such Holders. To the extent that Registrable Securities so requested to be registered are excluded from the offering, then the Holder of such Registrable Securities that initiated such request for a Demand Registration shall have the right to one additional Demand Registration under this Section 5.2.
     Section 5.3 Piggyback Registration.
          (a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 5.1 or 5.2, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms or (iii) a Registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) (a “Company Public Sale”), then, as soon as practicable (but in no event less than 45 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all Holders, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 5.3(b), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 15 days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holders of Registrable Securities entitled to request that such Registration be effected as a Demand Registration under Section 5.2, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 5.3(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 5.3(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time. If any Registrable Securities requested by Holders to be included in a Registration Statement pursuant to this Section 5.3(a) are Registered under an effective Shelf Registration Statement, the Company shall file with the SEC immediately prior to the effectiveness of the new Registration Statement an amendment to the prior Shelf Registration Statement deregistering any previously Registered Registrable Securities proposed to be included under the new Registration Statement.

          (b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or (subject to Section 5.7) any Person (other than a Holder of Registrable Securities) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities requested to be included therein then held by each such Holder and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.
          (c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 5.3 shall be deemed to have been effected pursuant to Sections 5.1 and 5.2 or shall relieve the Company of its obligations under Sections 5.1 or 5.2.
     Section 5.4 Black-out Periods.
          (a) Black-out Periods for Holders. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, the Holders of Registrable Securities agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before and ending 180 days (in the event of the IPO) or 90 days (in the event of any other Company Public Sale) (or, in either case, such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, such restrictions shall not apply to (i) securities acquired in the public market subsequent to the IPO, (ii) distributions-in-kind to a Shareholder’s limited partners and (iii) transfers to Affiliates but only if such Affiliates agree to be bound by the restrictions herein.
          (b) Black-out Period for the Company and Others. In the case of a Registration of Registrable Securities pursuant to Section 5.1 or 5.2 for an Underwritten Offering, the Company and each Holder of Registrable Securities agrees, if requested by the Holders of a majority of Registrable Securities to be included in such Registration or the managing underwriter or underwriters, not to effect any public sale or distribution of any securities which are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such Holders or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by a Holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from each Holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 5.7), if after the date hereof the Company grants any Person (other than a Holder of Registrable Securities) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section as if it were the Company hereunder.
     Section 5.5 Registration Procedures.
          (a) In connection with the Company’s Registration obligations under Sections 5.1, 5.2 and 5.3, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:
          (i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 5.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Holders of a majority of Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;
          (ii) as soon as possible (in the case of a Demand Registration, no later than 30 days after a request for a Demand Registration (unless the Registration Statement relating to such Demand Registration would be required to include audited financial statements of the Company that are not currently available, in which case, promptly after such audited financial statements of the Company are prepared and ready to be filed with the SEC))

file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;
          (iii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by the Holders of a majority of participating Registrable Securities, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;
          (iv) notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
          (v) promptly notify each selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;
          (vi) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;
          (vii) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
          (viii) furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
          (ix) deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;
          (x) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.1(b) or Section 5.2(d), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

          (xi) co-operate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;
          (xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;
          (xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;
          (xiv) make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;
          (xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders of at least a majority of any Registrable Securities being sold or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;
          (xvi) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;
          (xvii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

          (xviii) cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;
          (xix) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;
          (xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
          (xxi) use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;
          (xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the Holders of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 5.5(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known without a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and
          (xxiii) in the case of an Underwritten Offering, cause the chief executive officer and chief financial officer of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

          (b) The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
          (c) Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.5(a)(v), such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.5(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 5.5(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.
          (d) Holders may seek to register different types of Registrable Securities simultaneously and the Company shall use its reasonable best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified by such holders.
     Section 5.6 Underwritten Offerings.
          (a) Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Offering requested by Holders of Registrable Securities pursuant to a Registration under Section 5.1 or Section 5.2, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, Holders of a majority of the Registrable Securities to be included in such underwriting, and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 5.9. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.
          (b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 5.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder of Registrable Securities pursuant to Section 5.3 and subject to the provisions of Section 5.3(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.
          (c) Participation in Underwritten Registrations. Subject to the provisions of Section 5.6(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
          (d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 5.1 or 5.2, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holders of a majority of the Registrable Securities included in the Underwritten Offering. In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 5.1, 5.2 or 5.3 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.
     Section 5.7 No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities by this Agreement. Without the consent of the Qualifying Shareholders, the Company shall not enter into any agreement granting registration or similar rights to any Person.
     Section 5.8 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, the NASD or the NYSE, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one law firm or other counsel selected by the Holders of a majority of the Registrable Securities being registered, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xi) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in a secondary offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.
     Section 5.9 Indemnification.
          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, however, that the Company shall not be liable to any particular indemnified party (x) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (y) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least 5 days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.
          (b) Indemnification by the Selling Holder of Registrable Securities. Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.
          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
          (d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 5.9 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 5.9(a) and 5.9(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.9(d), in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder under the sale of Registrable Securities giving rise to such contribution obligation. If indemnification is available under this Section 5.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5.9(a) and 5.9(b) hereof without regard to the provisions of this Section 5.9(c). The remedies provided for in this Section 5.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     Section 5.10 Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
     Section 5.11 Termination. The registration rights provided for in this Article V shall terminate upon the expiration of the Shelf Period, except for the provisions of Sections 5.9 and 5.10, which shall survive any such termination.

ARTICLE VI
GENERAL PROVISIONS
     Section 6.1 Merger with Burger King. In the event of any merger, statutory share exchange or other business combination of the Company with Burger King or any of Burger King’s subsidiaries, (i) each of the Shareholders and Burger King (or, if different, the surviving entity of the merger) shall execute a shareholders’ agreement with terms that are substantially equivalent, in the view of each Shareholder, to this Agreement (including the registration rights provided for in Article V hereof); provided that such shareholders’ agreement shall terminate upon the same terms and conditions as provided herein, (ii) the Company shall distribute any securities issued to the Company pursuant to such merger to the Shareholders pro rata in accordance with their respective Ownership Interests, and (iii) the Company shall cause any registration rights held by the Company in respect of any securities of Burger King (or, if different, the surviving entity of the merger) distributed by the Company to be assigned to the Shareholders pro rata in accordance with their respective Ownership Interests.
     Section 6.2 Waiver by Shareholders. The rights and obligations contained in this Agreement are in addition to the relevant provisions of the Articles in force from time to time and shall be construed to comply with such provisions. To the extent that this Agreement is determined to be in contravention of the Articles, this Agreement shall constitute a waiver by each Shareholder, to the fullest extent permissible under applicable laws, of any right such Shareholder may have pursuant to the Articles that is inconsistent with this Agreement.
     Section 6.3 Assignment; Benefit.
          (a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto except as provided under Article IV. Any assignment of rights or obligations in violation of this Section 6.3 shall be null and void.
          (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the indemnitees under Section 5.9.
     Section 6.4 Freedom to Pursue Opportunities. The parties expressly acknowledge and agree that: (i) each Shareholder, Sponsor Director and Affiliated Officer of the Company has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or Burger King, including those deemed to be competing with the Company or Burger King; and (ii) in the event that a Shareholder, Sponsor Director or Affiliated Officer of the Company acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company or Burger King and such Shareholder or any other person, the Shareholder, Sponsor Director and Affiliated Officer of the Company shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or Burger King, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or Burger King or their respective Affiliates or Shareholders for breach of any duty (contractual or otherwise) by reason of the fact that such Shareholder, Sponsor Director or

Affiliated Officer, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company or Burger King.
     Section 6.5 Termination.
          (a) Article III of this Agreement shall terminate as set forth in such Article. Article IV of this Agreement shall terminate as set forth in Section 4.6. Article V of this Agreement shall terminate as set forth in Section 5.11. The remainder of this Agreement shall terminate after each Shareholder shall have transferred all Company Shares owned by it.
          (b) Upon termination of this Agreement, unless otherwise agreed, the parties hereto shall take all Necessary Action to amend the Articles to remove any provisions that are in such documents solely due to the existence of this Agreement.
     Section 6.6 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 6.7 Entire Agreement; Amendment. (a) This Agreement sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without an agreement in writing executed by each of the parties hereto. There are no other agreements between any Shareholders or any of their Affiliates relating to the Company.
          (b) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
     Section 6.8 Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.
     Section 6.9 Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Shareholder at the following addresses (or at such other address for a Shareholder as shall be specified by like notice):
     if to TPG, to:

Texas Pacific Group
301 Commerce Street
Suite 3300
Fort Worth, Texas 76102
Attention: Richard A. Ekleberry, Esq.
Telephone: 817-871-4080
Fax: 817-871-4088
E-mail: rekleberry@texpac.com

with a copy (which shall not constitute notice) to:

Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY 10006
Attention: Michael L. Ryan, Esq.
                  Michael A. Gerstenzang, Esq.
Telephone: 212-225-2000
Fax: 212-225-3999
E-mail: mryan@cgsh.com
mgerstenzang@cgsh.com
     if to Goldman, to:

GS Private Equity Partners
c/o Goldman Sachs & Co.
85 Broad Street
New York, NY 10004
Attention: Adrian Jones
                  Ben Adler
Telephone: 212-902-1000
Fax: 212-902-3000
E-mail: Adrian.Jones@gs.com
Ben.Adler@gs.com

     with a copy to:

GS Private Equity Partners
c/o Goldman, Sachs & Co.
32 Old Slip, 9th Floor
New York, NY 10005
Attention: Jennifer Barbetta
Telephone: (212) 902-1000
E-mail: peg-reporting@gs.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Attention: Christopher Ewan
Telephone: (212) 859-8000
Fax: (212) 859-4000
E-mail: ewanch@ffhsj.com
     if to Bain:

Bain
c/o Bain Capital Partners, LLC
111 Huntington Avenue
Boston, MA 02199
Attention: Phil Loughlin
Telephone: 617-516-2000
Fax: 617-516-2010
E-mail: ploughlin@baincapital.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: R. Newcomb Stillwell, Esq.
Telephone: 617-951-7000
Fax: 617-951-7050
E-mail: nstillwell@ropesgray.com

     if to the Company or Burger King:

Burger King Holdings Inc. 5505 Blue Lagoon Drive Miami, FL 33126 Attention: Anne Chwat, General Counsel Telephone: 305-378-3000 Fax: 305-378-7112 E-mail: achwat@whopper.com
     Section 6.10 Independent Auditers; Books and Records; Inspection.
          (a) The books of account and records of the Company shall be audited as of the end of each fiscal year by a firm of independent public accountants selected by the Board of Directors.
          (b) The books and records of the Company shall be available for inspection by the Shareholders at the principal office and place of business of the Company.
          (c) The Company shall use reasonable efforts to cause each Shareholder to receive, within a reasonable time after the close of each fiscal year and quarter, the financial statements for such fiscal year and quarter and such other information as may be reasonably requested by a Shareholder or as is otherwise required by law.
          (d) The Shareholders shall have the right to receive audited annual consolidated financial statements of the Company and such other information as may be reasonably requested by a Shareholder relating to the Company or Burger King which the Company is permitted to disclose.
     Section 6.11 Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.
     Section 6.12 Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.
     Section 6.13 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH SHAREHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS

AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY SHAREHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Shareholder may file an original counterpart or a copy of this Section 6.13 with any court as written evidence of the consent of the Members to the waiver of their rights to trial by jury.
     Section 6.14 Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
     Section 6.15 Burger King Liability. Burger King agrees that it shall be jointly and severally liable with the Company with respect to all of the Company’s payment and other obligations hereunder, including any payments for any breach by the Company of the provisions hereof and any indemnification obligations hereunder.
     Section 6.16 Subsequent Acquisition of Shares. Any securities of the Company acquired subsequent to the date hereof by a Shareholder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Company Shares” as such term is used herein for purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BURGER KING HOLDINGS, INC.
By:
Name:
Title:

BURGER KING CORPORATION
By:
Name:
Title:

TPG BK HOLDCO LLC
By:
Name:
Title:

BAIN CAPITAL INTEGRAL INVESTORS, LLC
By:
Name:
Title:

BAIN CAPITAL VII COINVESTMENT FUND, LLC BY: Bain Capital VII Coinvestment Fund, L.P. its Sole Member

BY: Bain Capital Partners VII, L.P. its General Partner

BY: Bain Capital Investors, LLC its General Partner

By:
Name:
Title:

BCIP TCV, LLC BY: Bain Capital Investors, LLC
By:
Name:
Title:

GS CAPITAL PARTNERS 2000, L.P. BY: GS Advisors 2000, L.L.C. its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P. BY: GS Advisors 2000, L.L.C. its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS 2000 GmbH& CO. BETEILIGUNGS KG BY: Goldman Sachs Management GP GmbH its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P. BY: GS Employee Funds 2000 GP, L.L.C. its General Partner

By:
Name:
Title:

BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P. BY: Bridge Street Special Opportunities 2000, L.L.C. its General Partner

By:
Name:
Title:

STONE STREET FUND 2000, L.P. BY: Stone Street 2000, L.L.C. its General Partner

By:
Name:
Title:

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P. BY: GS Employee Funds 2000 GP, L.L.C. its General Partner

By:
Name:
Title:

GS PRIVATE EQUITY PARTNERS 2000, L.P. BY: GS PEP 2000 Advisors, L.L.C. its General Partner

BY: GSAM Gen-Par, L.L.C. its Managing Partner

By:
Name:
Title:

GS PRIVATE EQUITY PARTNERS 2000 OFFSHORE HOLDINGS, L.P. BY: GS PEP 2000 Offshore Holdings Advisors, Inc. its General Partner

By:
Name:
Title:

GS PRIVATE EQUITY PARTNERS 2000 — DIRECT INVESTMENT FUND, L.P.

BY: GS PEP 2000 Direct Investment Advisors, L.L.C. its General Partner

BY: GSAM Gen-Par, L.L.C. its Managing Partner

By:
Name:
Title:

44